Registration No.

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Perini Corporation
                               ------------------
             (Exact name of Registrant as specified in its charter)

                                  MASSACHUSETTS
                                  -------------
         (State or other jurisdiction of incorporation or organization)

                                   04-1717070
                                   ----------
                      (I.R.S. Employer Identification No.)

              73 MT. WAYTE AVENUE, FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 628-2000
       ------------------------------------------------------------------
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 PERINI CORPORATION AMENDED AND RESTATED GENERAL
                           INCENTIVE COMPENSATION PLAN
              PERINI CORPORATION AMENDED AND RESTATED CONSTRUCTION
                    BUSINESS UNIT INCENTIVE COMPENSATION PLAN
                    -----------------------------------------
                            (Full title of the plans)

                                 DAVID B. PERINI
                             CHAIRMAN OF THE COMPANY
                               PERINI CORPORATION
              73 MT. WAYTE AVENUE, FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 628-2000
  -----------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Thomas W. Jackson, Esq.
                            Jacobs Persinger & Parker
                    77 Water Street, New York, New York 10005
                                 (212) 344-1866



                         CALCULATION OF REGISTRATION FEE


                                                                                Proposed
  Title of each class                                   Proposed                 maximum
  of securities to be         Amount to be          maximum offering       aggregate offering           Amount of
      registered             registered (1)        price per share (2)          price (2)            registration fee
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------
Common Stock,                    264,000                $ 9.90625              $ 2,615,250               $ 771.50
$1.00 par value
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------

(1) This Registration Statement also covers such additional Common Shares as may be issuable under the Perini Corporation Amended and Restated General Incentive Compensation Plan and Perini Corporation Amended and Restated Construction Business Unit Incentive Compensation Plan as a result of the anti-dilution provisions thereof.

(2) Based upon the average of the high and low prices for the shares of Common Stock as reported on the American Stock Exchange Consolidated Reporting System on April 29, 1998. See Rule 457(h). Estimated solely for the purpose of calculating the registration fee.
--------------------------------------------------------------------------------


        The Prospectus included in this Registration Statement in accordance with Rule 429 under the Securities Act of 1933, as amended, is a combined prospectus and, in addition to the securities registered hereby, relates to the securities registered in Registration Statement Nos. 33-46961, 33-53190, 33-60654, 33-70206, 33-52967, 33-58519, 333-03417 and 333-26423.

--------------------------------------------------------------------------------

        This Registration Statement is registering 264,000 additional shares of Common Stock, $1.00 par value, for issuance pursuant to the Registrant's Amended and Restated General Incentive Compensation Plan and Amended and Restated Construction Business Unit Incentive Compensation Plan.

        The  contents  of  Registration   Statement  Nos.  33-46961,   33-53190,
33-60654,  33-70206, 33-52967, 33-58519, 333-03417 and 333-26423 on Form S-8 are
incorporated herein by reference.

Item 8.         Exhibits

                The following are filed as exhibits to this Registration Statement.

                    5       Opinion of Robert E. Higgins, Esq., as to legality

                    23(a)   Consent of Robert E. Higgins, Esq. (see Exhibit 5)

                    23(b) Consent of Arthur Andersen LLP, Independent Public Accountants

                    24      Power of Attorney (contained on Signature Page)

PROSPECTUS




                               Perini Corporation

                          13,077 shares of Common Stock
                                ($1.00 Par Value)


        This Prospectus may be used by certain individuals (named under the caption and hereinafter called "Selling Stockholders") of Perini Corporation (the "Company"), in connection with sales by them of shares of Common Stock of the Company (the "Common Stock"), acquired under the Company's Amended and Restated General Incentive Compensation Plan and/or the Amended and Restated Construction Business Unit Incentive Compensation Plan (collectively the "Plans"). See pages 3 - 4 herein for further information with respect to such Selling Stockholders. The Selling Stockholders have informed the Company that such shares may be sold on the American Stock Exchange, on which the Common Stock is listed, at prices then prevailing on such exchange without the payment of any underwriting commission or discount other than broker's fees paid in connection with usual broker's transactions effected on such exchange, or in other transactions at negotiated prices. The Company will pay the expenses of this Prospectus but will receive no part of the proceeds of any such sales.

        The last reported sale price of the Common Stock on May 5, 1998 as reported on the American Stock Exchange Consolidated Reporting System was $10.375 per share.

        The Common Stock to which this Prospectus relate have been approved for listing on the American Stock Exchange.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON
     THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

        This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities to which it relates in any state to any person to whom it is unlawful to make such offer or solicitation in such state. No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer described herein, and any information, data or representation not contained herein, if given or made, must not be relied upon as having been authorized by the Company or Selling Stockholders.

        The date of this Prospectus is May 6, 1998.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549; Northwestern Atrium
Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th floor, New York, New York 10048. The Commission also maintains a web site located at http://www.sec.gov containing reports, proxy statements and other information regarding issuers that file electronically with the Commission. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents, heretofore filed by the Company with the Securities and Exchange Commission pursuant to the 1934 Act, are hereby incorporated in this Prospectus by reference:

        1. The Company's Annual Report on Form 10-K (File No. 1-6314) for the year ended December 31, 1997, including the consolidated financial statements and related schedules filed pursuant to Section 13 of the 1934 Act.

        2. The Company's Proxy Statement dated April 8, 1998 to be used in connection with the Annual Meeting of Stockholders to be held on May 14, 1998.

        3. The description of Common Stock of the Registrant contained under the caption "Capital Stock to be Registered" in Registrant's Registration Statement on Form 8-A dated May 10, 1973, as supplemented by the Shareholder Rights Agreement and Certificate of Vote of Directors adopting a Shareholder Rights Plan providing for the issuance of Series A Junior Participating Cumulative Preferred Stock purchase right as a dividend (such Shareholder Rights Agreement and Certificate of Vote of Directors is filed as Exhibit
             4.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995), such Shareholder Rights Agreement was further amended and restated on January 17, 1997 and is filed as
             Exhibit 4.4 to Amendment No. 1 to Registration Statement on Form 8-A/A filed on January 29, 1997.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in any document incorporated herein by reference shall be deemed modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

        The Company undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information which has been incorporated by reference in this Prospectus (other than exhibits to the information which has been incorporated by reference herein unless such exhibits have specifically been incorporated by reference into the information which this Prospectus incorporates). Any such request should be directed to Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701;
Attention: Robert E. Higgins, Esq., Telephone number (508) 628-2000.

                                   THE COMPANY

        The Company is the issuer of the Common Stock covered by this Prospectus. The Company is a Massachusetts corporation. The address of its principal executive offices is 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701 and its telephone number is (508) 628-2000.

                              SELLING STOCKHOLDERS

        The following table sets forth certain information about the Selling Stockholders, each of whom is an employee of the Company or of a wholly-owned subsidiary of the Company. The shares appearing in the column entitled "Common Stock Offered Hereby" have been issued to the Selling Stockholders under the Plans.

        The Selling Stockholders may from time to time offer all or part of the foregoing shares in the manner set forth on the cover page of the Prospectus. The Company will pay the expenses of this Prospectus but will receive no sale proceeds.


     Name and Positions                                                                       Number of Shares and
      with the Company                Common Stock                                              Percentage Owned
  or Affiliates within the        Beneficially Owned at             Common Stock                after Completion
        Past 3 Years                  May 5, 1998 *                Offered Hereby                  of Offering
        ------------                  -------------                --------------                  -----------
Robert Band                              16,039                         9,539                       6,500 **

Executive Vice President, Chief
Financial  Officer of the Company
since  December  1997; and President
of Perini Management Services since
April 1995.

John H. Schwarz                           9,584                         3,538                       6,046 **

Executive Vice President, Finance
and Administration of the
Company from August 1994 to December
1997. (1)
------------------------------------


(1)     Retired effective January 1, 1998.
*       Includes shares to be issued under the Plans in May 1998.
**      Less than one percent.

                                     EXPERTS

        The consolidated financial statements and schedules for the year ended December 31, 1997, incorporated by reference in this Prospectus and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports thereon and have been so included in reliance upon the authority of said firm as experts in giving said reports.

                             REGISTRATION STATEMENT

        The Company has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement (herein called the "Registration Statement") under the Securities Act of 1933, for the registration of the Common Stock being offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and exhibits relating thereto for further information with respect to the Company, the Plans and the Common Stock to which this Prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Items of information omitted from this Prospectus, but contained in the Registration Statement, may be obtained from the Securities and Exchange Commission upon payment of the fee prescribed by the Rules and Regulations of the Commission.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        The Business Corporation Law of the Commonwealth of Massachusetts, the Restated Articles and the By-laws of the Company provide for indemnification of officers and directors of the Company in connection with legal actions against them in certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents heretofore filed by Perini Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this Registration Statement by reference:

        (i) The Registrant's Annual Report on Form 10-K for 1997 including the consolidated financial statements and related schedules filed pursuant to Section 13 of the 1934 Act;

        (ii) the Registrant's Proxy Statement, dated April 8, 1998, to be used in connection with the Annual Meeting of Stockholders to be held on May 14, 1998;

        (iii) the description of Common Stock of the Registrant contained under the caption "Capital Stock to be Registered" in Registrant's Registration Statement on Form 8-A dated May 10, 1973, as supplemented by the Shareholder Rights Agreement and Certificate of Vote of Directors adopting a Shareholder Rights Plan providing for the issuance of Series A Junior Participating Cumulative Preferred Stock purchase right as a dividend (such Shareholder Rights Agreement and Certificate of Vote of Directors is filed as Exhibit 4.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995), such Shareholder Rights Agreement was further amended and restated on January 17, 1997 and is filed as Exhibit 4.4 to Amendment No. 1 to Registration Statement on Form 8-A/A filed on January 29, 1997.

        All reports or other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such reports or documents.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        The consolidated financial statements and schedules for the year ended December 31, 1997, incorporated by reference in this Prospectus and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports thereon and have been so included in reliance upon the authority of said firm as experts in giving said reports.

Item 6.  Indemnification of Directors and Officers.

        The Restated Articles of Organization, as amended, of the Registrant provide for the elimination of liability of directors to the Registrant or its stockholders for monetary damages for negligent acts or omissions to the extent permitted by Section 13 of the Business Corporation Law of the Commonwealth of Massachusetts.

        Section 67 of the Business Corporation Law of the Commonwealth of Massachusetts gives corporations the power to indemnify directors, officers, employees and other agents and persons under certain circumstances.

        The By-laws of the Registrant provide for indemnification of officers, directors and certain other corporate representatives for all expenses incurred by them in defense of any proceeding or lawsuit in which they are successful on the merits. In such a situation, the right to receive indemnification is mandatory and does not require an affirmative determination by the Board of Directors.

        The By-laws also authorize indemnification of officers, directors and certain other corporate representatives for expenses and liabilities in cases other than those in which they are successful on the merits, subject to specified conditions. No indemnification shall be provided with respect to any matter as to which an officer, director or corporate representative shall have been adjudicated not to have acted in good faith and in the reasonable belief that his action was in the best interest of the Registrant, or, with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful. No indemnification shall be provided for any director or officer or corporate representative with respect to a proceeding by or in the right of the Registrant in which he is adjudicated to be liable to the Registrant.

        The By-laws provide that if a proceeding is compromised or settled in a manner which imposes a liability or obligation upon a director or officer or corporate representative, no indemnification shall be provided to him with respect to (i) a proceeding by or in the right of the Registrant unless the Board of Directors determines in its discretion that indemnification is appropriate under the circumstances, and (ii) any other type of proceeding if it is determined by the Board of Directors that said director or officer or corporate representative is ineligible to be indemnified under the By-laws of the Registrant.

        The By-laws provide that any indemnification other than mandatory indemnification shall be authorized in each case as determined by the Board of Directors, which may act on the indemnification request notwithstanding that one or more of its members are parties to the proceeding or otherwise have an interest in such indemnification.

        The By-laws also authorize the Registrant to purchase and maintain insurance on behalf of officers and directors against liabilities incurred by them in their capacities as such, whether or not the Registrant would have been able to indemnify them for such liabilities.

        In January 1987, the Registrant established the Perini Corporation Indemnity Trust to assure that independent fiduciaries will administer the indemnification obligations of the Registrant to its directors, officers, employees and agents pursuant to the laws of Massachusetts, its Restated
Articles of Organization, as amended, By-laws, and indemnity contracts or agreements. State Street Bank & Trust Company is the trustee. The Perini
Corporation Indemnity Trust currently has assets of nominal value but these could be increased at any time.

        The By-laws of the Registrant authorized the Registrant to enter into specific agreements with its officers and directors to indemnify them to the full extent permitted by law. In December 1986, the Board of Directors approved and the Registrant entered into indemnification agreements with each of its directors and certain of its officers. These indemnification agreements were ratified by stockholders at the 1987 Annual Meeting.

        The Registrant has a one-year insurance policy, effective July 1, 1997 with National Union Fire Insurance Company insuring directors and officers against certain liabilities they may incur, including liabilities under the Securities Act of 1933, as amended. This policy contains standard reimbursement provisions to an aggregate limit of $20 million and a corporate retention of $200,000 for expenses reimbursable to the directors and/or officers of the Registrant. The policy contains various reporting requirements and exclusions.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits

           Exhibit
              No.                         Description
           -------                        -----------

           4(a). Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the $21.25 Convertible Exchangeable Preferred Stock.

           4(b).     Form of Deposit Agreement, including form of Depositary
                     Receipt.

           4(c).     Form  of   Indenture   with   respect   to  the  8-1/2%
                     Convertible Subordinated Debentures Due June 15, 2012, including form of Debenture.

           4(d). Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990, and as further amended and restated as of January 17, 1997, between Perini Corporation and State Street Bank and Trust Company, as Rights Agent.

           4(e). Certificate of Vote of Directors Establishing a Series of Preferred Stock, dated January 16, 1997.

           4(f). Voting Agreement dated as of January 17, 1997 by and among PB Capital, David B. Perini, Perini Memorial Foundation, David B. Perini Testamentary Trust, Ronald N. Tutor, and Tutor-Saliba Corporation.

           5.        Opinion of Robert E. Higgins, Esq., regarding legality.

           23(a).    Consent of Robert E. Higgins, Esq. (see Exhibit 5).

           23(b).    Consent of Arthur Andersen LLP, Independent Public
                     Accountants.

           24.       Power of Attorney.


Item 9.  Undertakings.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this
                         Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the
                provisions  described  in  Item  6  above,  or  otherwise,   the
                Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Perini Corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on the 6th day of May, 1998.

                             Perini Corporation

                             By:  s/David B. Perini
                                  -----------------
                                  David B. Perini
                                  Chairman


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Perini and Robert Band, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

    Signature                     Title                            Date
    ---------                     -----                            ----

s/David B. Perini     Chairman of the Company and               May 6, 1998
-----------------
DAVID B. PERINI       Director (Principal Executive
                      Officer)
s/Robert Band         Executive Vice President, Chief           May 6, 1998
-------------
ROBERT BAND           Financial Officer (Principal Financial
                      Officer)
s/Barry R. Blake
----------------      Vice President and Controller             May 6, 1998
BARRY R. BLAKE        (Principal Accounting Officer)

     Signature              Title            Date
     ---------              -----            ----

s/Richard J. Boushka       Director       May 6, 1998
--------------------
RICHARD J. BOUSHKA

s/Marshall M. Criser       Director       May 6, 1998
--------------------
MARSHALL M. CRISER

s/Albert A. Dorman         Director       May 6, 1998
------------------
ALBERT A. DORMAN

s/Arthur J. Fox, Jr.       Director       May 6, 1998
--------------------
ARTHUR J. FOX, JR.

s/Nancy Hawthorne          Director       May 6, 1998
-----------------
NANCY HAWTHORNE

s/Michael R. Klein         Director       May 6, 1998
------------------
MICHAEL R. KLEIN

s/Roger J. Ludlam          Director       May 6, 1998
-----------------
ROGER J. LUDLAM

s/Douglas J. McCarron      Director       May 6, 1998
---------------------
DOUGLAS J. MCCARRON

s/John J. McHale           Director       May 6, 1998
----------------
JOHN J. McHALE

s/Jane E. Newman           Director       May 6, 1998
----------------
JANE E. NEWMAN

s/Bart W. Perini           Director       May 6, 1998
----------------
BART W. PERINI

s/Ronald N. Tutor          Director       May 6, 1998
-----------------
RONALD N. TUTOR

                                INDEX TO EXHIBITS




           Exhibit
              No.                               Description
           -------                              -----------

           4(a). Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the $21.25 Convertible Exchangeable Preferred Stock (incorporated by reference to 4(a) to Registrant's Amendment No. 1 to Form S-2 Registrant Statement (No 33-14434)).

           4(b). Form of Deposit Agreement, including form of Depositary Receipt (incorporated by reference to Exhibit 4(b) to Registrant's Amendment No. 1 to Form S-2 Registration Statement (No. 33-14434)).

           4(c). Form of Indenture with respect to the 8-1/2% Convertible Subordinated Debentures Due June 15, 2012, including form of Debenture (incorporated by reference to Exhibit 4(c) to Registrant's Amendment No. 1 to Form S-2 Registration Statement (No. 33-14434)).

           4(d). Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990, and as further amended and restated as of January 17, 1997, between Perini Corporation and State Street Bank and Trust Company, as Rights Agent (incorporated as Exhibit
                         4.4 to Amendment No. 1 to Registrant's Registration Statement on Form 8-A/A filed on January 29, 1997).

           4(e). Certificate of Vote of Directors Establishing a Series of Preferred Stock, dated January 16, 1997 (incorporated by reference to 4.8 to Registrant's current report on Form 8-K filed on February 14, 1997).

           4(f). Voting Agreement dated as of January 17, 1997 by and among PB Capital, David B. Perini, Perini Memorial Foundation, David B. Perini Testamentary Trust, Ronald
                         N. Tutor, and Tutor-Saliba Corporation (incorporated by reference to Exhibit 4.11 to Registrant's Form 8-K filed on February 14, 1997).

           5.            Opinion of Robert E. Higgins, Esq., regarding legality
                         - filed herewith.

           23(a).        Consent of Robert E. Higgins, Esq., (see Exhibit 5).

           23(b). Consent of Arthur Andersen LLP, Independent Public Accountants - filed herewith.

           24.           Power of Attorney (contained on Signature Page).

                                                                      Exhibit 5







                                   May 6, 1998



Jacobs Persinger & Parker
77 Water Street
New York, NY  10005

Re:  Registration Statement on Form S-8

Dear Sirs:

        I  am  acting  as  counsel  to  Perini   Corporation,   a  Massachusetts
corporation (the "Company") and am an attorney duly admitted to practice in the Commonwealth of Massachusetts.

        I refer to the Registration Statement on Form S-8 of the Company with respect to 264,000 shares (the "Subject Shares") of Common Stock, $1.00 par value, of the Company to be issued to certain officers and key employees as incentive compensation under the Company's Amended and Restated General Incentive Compensation Plan and Amended and Restated Construction Business Unit Incentive Compensation Plan. In connection with the foregoing, I have examined such corporate records and documents and certificates of officers of the Company and have made such other inquiries as I deemed appropriate in order to express the opinion set forth below.

        Based on the foregoing, I am of the opinion that the Subject Shares have been duly authorized and when issued, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof subject to Section 45 of the Massachusetts Business Corporation Law.

        I am the owner of 60 shares of the Company's Common Stock.

        I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules or Regulations of the Securities and Exchange Commission thereunder.



                                 Very truly yours,



                                 s/Robert E. Higgins
                                 -------------------
                                 Robert E. Higgins
                                 Counsel

                                                                  Exhibit 23(b)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 13, 1998 included in Perini Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.



                                  s/ Arthur Andersen LLP
                                  ----------------------
                                  ARTHUR ANDERSEN LLP



Boston, Massachusetts
May 6, 1998

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